UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2023

Holly Energy Partners, L.P.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32225	20-0833098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, TX	75201
(Address of Principal Executive Office)	(Zip Code)

(214) 871-3555

Registrant’s Telephone Number, including Area Code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Offers and Consent Solicitations

On December 4, 2023 (the “Settlement Date”), HF Sinclair Corporation (“HF Sinclair”) announced the completion of the previously announced (a) private offers to exchange (collectively, the “Exchange Offers”) any and all outstanding (i) 6.375% Senior Notes due 2027 (the “HEP 2027 Notes”) and (ii) 5.000% Senior Notes due 2028 (the “HEP 2028 Notes” and, together with the HEP 2027 Notes, the “HEP Notes”) issued by Holly Energy Partners, L.P. (“HEP”) and Holly Energy Finance Corp. (“Finance Corp,” and, together with HEP, the “HEP Issuers”) for New Notes (as defined below) to be issued by HF Sinclair, with registration rights, and cash, and (b) consent solicitations (collectively, the “Consent Solicitations”) to adopt the Proposed Amendments (as defined below) to the HEP Indentures (as defined below) governing each series of HEP Notes, commenced by HF Sinclair, on October 30, 2023.

Pursuant to the Exchange Offers and Consent Solicitations, the aggregate principal amounts of each respective series of HEP Notes set forth below were tendered and subsequently accepted or not tendered and accepted in connection with the Exchange Offers and Consent Solicitations as designated by the applicable column heading. The HEP Notes not tendered and accepted will not be cancelled in connection with the Exchange Offers and Consent Solicitations and will remain outstanding, as amended, as described below.

Title of Series of HEP Notes	Aggregate Principal Amount Tendered and Accepted	Aggregate Principal Amount Not Tendered and Accepted
6.375% Senior Notes due 2027	$399,875,000	$125,000
5.000% Senior Notes due 2028	$498,879,000	$1,121,000

HEP’s Supplemental Indentures

Prior to settlement of the Exchange Offers and Consent Solicitations and upon receipt of the requisite consents to adopt the Proposed Amendments with respect to each series of HEP Notes, the HEP Issuers entered into (i) a Second Supplemental Indenture (the “HEP 2027 Notes Second Supplemental Indenture”) among the HEP Issuers, as issuers, the other subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “HEP Trustee”), to that certain Indenture, dated as of April 8, 2022 (as supplemented by the First Supplemental Indenture, dated May 22, 2022, the “HEP Existing 2027 Notes Indenture” and, as further supplemented by the HEP 2027 Notes Second Supplemental Indenture, the “HEP 2027 Notes Indenture”), among the HEP Issuers, as issuers, the Guarantors and the HEP Trustee, as trustee, relating to the HEP Issuers’ HEP 2027 Notes and (ii) a Third Supplemental Indenture (the “HEP 2028 Notes Third Supplemental Indenture,” and, together with the HEP 2027 Notes Second Supplemental Indenture, the “HEP Supplemental Indentures”) among the HEP Issuers, as issuers, the Guarantors and the HEP Trustee, as trustee, to that certain Indenture, dated as of February 4, 2020 (as supplemented by the First Supplemental Indenture, dated March 14, 2022 and as further supplemented by the Second Supplemental Indenture, dated May 22, 2022, the “HEP Existing 2028 Notes Indenture” and, as further supplemented by the HEP 2028 Notes Third Supplemental Indenture, the “HEP 2028 Notes Indenture” and, together with the HEP 2027 Notes Indenture, the “HEP Indentures”), among the HEP Issuers, as issuers, the Guarantors and the HEP Trustee (as successor to U.S. Bank, National Association), as trustee, relating to the HEP Issuers’ HEP 2028 Notes .The HEP Supplemental Indentures became operative on the Settlement Date and amended each respective HEP Indenture to, among other things, eliminate from each HEP Indenture, as it relates to each series of HEP Notes (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default”, (iii) the U.S. Securities and Exchange Commission reporting covenant and (iv) the requirement of HEP to offer to purchase the HEP Notes upon a change of control (collectively, the “Proposed Amendments”).

The above descriptions of the HEP 2027 Notes Second Supplemental Indenture and the HEP 2028 Notes Third Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full texts of the HEP 2027 Notes Second Supplemental Indenture and the HEP 2028 Notes Third Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to HEP’s Current Report on Form 8-K filed on November 14, 2023 and incorporated into this Item 1.01 by reference.

Cancellation of the HEP Notes

Pursuant to the Exchange Offers, the aggregate principal amounts of each respective series of HEP Notes set forth below were validly tendered and accepted and subsequently cancelled.

Title of Series of HEP Notes	Aggregate Principal Amount Cancelled
6.375% Senior Notes due 2027	$399,875,000
5.000% Senior Notes due 2028	$498,879,000

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Cancellation of the HEP Notes” is incorporated by reference into this Item 1.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the captions “Exchange Offers and Consent Solicitations,” and “HEP’s Supplemental Indentures” is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023	HOLLY ENERGY PARTNERS, L.P.

By: HEP LOGISTICS HOLDINGS, L.P. its General Partner

By: HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Executive Vice President and Chief Financial Officer

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